As filed with the Securities and Exchange Commission on July 17, 2013

Registration No. 333-188869

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Hillman Companies, Inc.	The Hillman Group, Inc.
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)
Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
5080	5080
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)
23-2874736	31-1623179
(IRS Employer Identification No.)	(IRS Employer Identification No.)

10590 Hamilton Avenue

Cincinnati, Ohio 45231-1764

(513) 851-4900

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Douglas D. Roberts

General Counsel and Secretary

The Hillman Companies, Inc.

10590 Hamilton Avenue

Cincinnati, Ohio 45231-1764

(513) 851-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
10.875% Senior Notes due 2018	$65,000,000	100%	$65,000,000 (1)	$8,866.00 (2)
Guarantees of 10.875% Senior Notes due 2018	N/A	N/A	N/A	N/A (3)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.
(2)	The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act of 1933. The registration fee has been previously paid in connection with the initial filing of this registration statement.
(3)	No additional consideration is being received for the guarantees and therefore no additional fee is required.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Hillman Investment Company	Delaware	5080	51-0385959
All Points Industries, Inc.	Florida	5080	65-0683513
SunSub C Inc.	Delaware	5080	43-1831418
Hillman Group GP1, LLC	Delaware	5080	46-1806701
Hillman Group GP2, LLC	Delaware	5080	46-1831510
Paulin Industries Inc.	Delaware	5080	34-1687883

The address of each of the additional registrants is c/o The Hillman Companies, Inc., 10590 Hamilton Avenue, Cincinnati, Ohio 45231-1764.

EXPLANATORY NOTE

The Hillman Companies, Inc. and The Hillman Group, Inc. are filing this pre-effective Amendment No. 2 (the “Amendment”) to the Registration Statement on Form S-4 (Registration No. 333-188869) as an exhibit-only filing to file as Exhibit 4.12 the Fifth Supplemental Indenture, dated as of July 17, 2013, to The Hillman Group, Inc.’s Indenture, dated as of May 28, 2010, by and among The Hillman Group, Inc., each of the guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Other than the filing of the exhibit and the corresponding changes to the signature pages, the remainder of the Registration Statement is unchanged. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The Prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants a Delaware corporation the power to indemnify any director, officer, employee or agent against reasonable expenses (including attorneys’ fees) incurred by him in connection with any proceeding brought by or on behalf of the corporation and against judgments, fines, settlements and reasonable expenses (including attorneys’ fees) incurred by him in connection with any other proceeding, if (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, however, no indemnification is to be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the corporation.

Section 7.01 of Hillman Group’s by-laws provide that we shall indemnify any person who was or is an authorized representative of the corporation, and who was or is a party, or is threatened to be made a party to any third party proceeding, by reason of the fact that such person was or is an authorized representative of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful.

Section 7.02 of Hillman Group’s by-laws provide that we shall indemnify any person who was or is an authorized representative of the corporation, and who was or is a party, or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation.

Section 102 of the DGCL permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relate to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

Section 8 of our certificate of incorporation, as amended, limits the personal liability of our directors to the fullest extent permitted the DGCL.

We maintain directors’ and officers’ liability insurance for our officers and directors.

The organizational documents of The Hillman Companies, Inc., Hillman Investment Company, SunSub C Inc., and Paulin Industries Inc. (with the exception of Section 8 of Hillman Group’s certificate of incorporation, as described above) contain similar provisions.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 14 of the limited liability company agreements of Hillman Group GP1, LLC (“GP1”) and Hillman Group GP2, LLC (“GP2”) provides that the members shall not have any liability for any obligations or liabilities of the company except to the extent provided in the DLLCA.

Section 15.1 of the limited liability company agreements of GP1 and GP2 provides that a member of the board of managers of the company will not be liable to the company or a member for monetary damages for breach of fiduciary duty as a member of the board of managers, except to the extent that exculpation from liability is not permitted under the DLLCA.

Section 15.3 of the limited liability company agreements of GP1 and GP2 provides that the company shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a member of the board of managers or officer of the company or while a member of the board of managers or officer is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, against expenses (including, without limitation, attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing does not require the company to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification and advancement of expenses shall not be exclusive of other indemnification rights arising as a matter of law, under any by-law, agreement, vote of the board of managers or member or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs and legal representatives of such person.

Section 607.0850 of the Florida Business Corporation Act (the “FBCA”) provides that, in general, a corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another entity, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of proceedings by or in the right of the corporation to procure a judgment in its favor, the FBCA provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another entity, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceedings, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person is adjudged liable unless the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which the court deems proper. To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in the defense of any of the proceedings described above, Section 607.0850 of the FBCA provides that the corporation is required to indemnify such person against expenses actually and reasonably incurred in connection therewith. Section 607.0850 provides generally that its provisions regarding indemnification are not exclusive, however indemnification shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of the action so adjudicated and constitute: (i) a violation of the criminal law, unless the person to be indemnified had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the person to be indemnified derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the FBCA (pertaining to a director voting for or assenting to a distribution made in violation of Section 607.0850 or the corporation’s articles of incorporation) are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 8 of the All Points articles of incorporation provides that All Points shall, to the fullest extent permitted by the FBCA, indemnify any and all persons whom it has the power to indemnify under the provisions of the FBCA, from and against any and all expenses, liabilities, or other matters referred to in or covered by said provisions, and such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Article IX of the All Points by-laws provides that All Points may indemnify to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of All Points, or is or was serving at the request of All Points as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise. Article IX of the by-laws further provides that All Points is required to indemnify any director, officer, employee or agent to the extent such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the prior sentence, or in defense of any claim, issue, or matter therein, against expenses, including attorneys’ fees, actually and reasonably incurred by him. The indemnification, unless pursuant to court determination, shall be made only if a determination is made that the indemnification is proper in the circumstances because such person has met the applicable standard of conduct required by law.

Section 607.0831 of the FBCA provides that a director is not personally liable to the corporation or any other person for monetary damages for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless (a) the director breached or failed to perform his duties as a director; and (b) the director’s breach of or failure to perform such duties constitutes, in general, (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper benefit, directly or indirectly; (iii) a circumstance in which the liability provisions of Section 607.0834 of the FBCA (pertaining to a director voting for or assenting to a distribution made in violation of Section 607.0850 or the corporation’s articles of incorporation); (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description

2.1	Arrangement Agreement, dated December 17, 2012, by and between The Hillman Companies, Inc. and H. Paulin & Co., Limited (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed December 19, 2012 (File No. 001-13293)).

3.1	Amended and Restated By-laws of The Hillman Companies, Inc. (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed June 4, 2010 (File No. 001-13293)).

3.2	Second Amended and Restated Certificate of Incorporation of The Hillman Companies, Inc. (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed June 4, 2010 (File No. 001-13293)).

3.3	Certificate of Incorporation of The Hillman Group, Inc., as amended (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed October 27, 2010) (File No. 333-170168)).

3.4	By-laws of The Hillman Group, Inc. (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed October 27, 2010) (File No. 333-170168)).

3.5	Certificate of Incorporation of Hillman Investment Company, as amended (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed October 27, 2010) (File No. 333-170168)).

3.6	By-Laws of Hillman Investment Company (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed October 27, 2010) (File No. 333-170168)).

3.7	Certificate of Incorporation of SunSub C Inc., as amended (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed October 27, 2010) (File No. 333-170168)).

3.8	By-laws of SunSub C Inc. (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed October 27, 2010) (File No. 333-170168)).

3.9	Articles of Incorporation of All Points Industries, Inc. (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed October 27, 2010) (File No. 333-170168)).

3.10	By-laws of All Points Industries, Inc. (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed October 27, 2010) (File No. 333-170168)).

3.11	Amended and Restated Certificate of Incorporation of Hillman Investment Company (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed July 13, 2011) (File No. 333-175527)).

3.12	Certificate of Formation of Hillman Group GP1, LLC (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

3.13	Limited Liability Company Agreement of Hillman Group GP1, LLC (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

3.14	Certificate of Formation of Hillman Group GP2, LLC (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

3.15	Limited Liability Company Agreement of Hillman Group GP2, LLC (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

Exhibit Number	Description

3.16	Certificate of Incorporation of Paulin Industries Inc. (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

3.17	By-Laws of Paulin Industries Inc. (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

4.1	Indenture governing the 10.875% Senior Notes due 2018, dated as of May 28, 2010, by and among The Hillman Group, Inc., each of the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 16, 2010 (File No. 001-13293)).

4.2	Form of Exchange Note (included as Exhibit A1 of Exhibit 4.10 of this Registration Statement).

4.3	Registration Rights Agreement, dated as of May 28, 2010, by and among The Hillman Group, Inc., the Guarantors listed on Schedule I thereto, Barclays Capital Inc. and Morgan Stanley & Co. Incorporated (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 16, 2010 (File No. 001-13293)).

4.4	First Supplemental Indenture governing the Permanent 10.875% Senior Notes due 2018, dated December 29, 2010, by and among The Hillman Group, Inc., the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 31, 2011 (File No. 001-13293)).

4.5	Registration Rights Agreement, dated March 16, 2011, by and among The Hillman Group, Inc., the Guarantors listed on Schedule I thereto, Barclays Capital Inc. and Morgan Stanley & Co. Incorporated (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed August 16, 2010 (File No. 001-13293)).

4.6	Second Supplemental Indenture governing the Permanent 10.875% Senior Notes due 2018, dated April 1, 2011, by and among The Hillman Group, Inc., the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed May 3, 2011 (File No. 001-13293)).

4.7	Indenture governing the Temporary 10.875% Senior Notes due 2018, dated December 21, 2012, by and among The Hillman Group, Inc., each of the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed December 24, 2012 (File No. 001-13293)).

4.8	Registration Rights Agreement, dated December 21, 2012, by and among The Hillman Group, Inc., the Guarantors listed on Schedule I thereto and Barclays Capital Inc. (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed December 24, 2012 (File No. 001-13293)).

4.9	First Supplemental Indenture governing the Temporary 10.875% Senior Notes due 2018, dated as of February 5, 2013, by and among Hillman Group GP1, LLC, Hillman Group GP2, LLC, The Hillman Group, Inc., the other Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

4.10	Third Supplemental Indenture governing the Permanent 10.875% Senior Notes due 2018, dated as of February 5, 2013, by and among Hillman Group GP1, LLC, Hillman Group GP2, LLC, The Hillman Group, Inc., the other Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

Exhibit Number	Description

4.11	Fourth Supplemental Indenture governing the Permanent 10.875% Senior Notes due 2018, dated as of February 19, 2013, by and among Paulin Industries Inc., The Hillman Group, Inc., the other Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

4.12*	Fifth Supplemental Indenture governing the Permanent 10.875% Senior Notes due 2018, dated as of July 17, 2013, by and among The Hillman Group, Inc., the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

5.1**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.

5.2**	Opinion of Holland & Knight.

8.1**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.

10.1	The Hillman Companies, Inc. Nonqualified Deferred Compensation Plan (amended and restated), effective as of January 1, 2003 (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed November 15, 2004 (File No. 001-13293)).

10.2	First Amendment to The Hillman Companies, Inc. Nonqualified Deferred Compensation Plan, as of March 30, 2004 (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed November 15, 2004 (File No. 001-13293)).

10.3	Supply Agreement, dated January 5, 2006, between The SteelWorks Corporation and The Hillman Group, Inc. (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed January 11, 2006 (File No. 001-13293)).

10.4	Amended and Restated Employment Agreement, dated December 21, 2008, by and between The Hillman Group, Inc. and Max W. Hillman (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 26, 2010 (File No. 001-13293)).

10.5	Amended and Restated Employment Agreement, dated December 21, 2008, by and between The Hillman Group, Inc. and James P. Waters (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 26, 2010 (File No. 001-13293)).

10.6	Credit Agreement, dated as of May 28, 2010, among OHCP HM Acquisition Corp., OHCP HM Merger Sub Corp., The Hillman Companies, Inc., Hillman Investment Company, The Hillman Group, Inc., the lenders from time to time party hereto, Barclays Bank PLC, as Administrative Agent, Issuing Lender and Swingline Lender, Barclays Capital and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Syndication Agents, Barclays Capital, Morgan Stanley Senior Funding, Inc. and GE Capital Markets, Inc. as Joint Bookrunners and General Electric Capital Corporation, as Documentation Agent (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 16, 2010 (File No. 001-13293)).

10.7	Borrower Assumption Agreement, dated as of June 1, 2010, among The Hillman Companies, Inc., The Hillman Group Inc. and Barclays Bank plc, as Administrative Agent and Collateral Agent (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies Inc., filed August 16, 2010 (File No. 001-13293)).

10.8	Purchase Agreement (in relation to $150,000,000 aggregate principal amount of the initial notes), dated as of May 18, 2010, by and among The Hillman Group, Inc., Hillman Investment Company, the Hillman Companies, Inc., All Points Industries, Inc., SunSub C Inc., Barclays Capital Inc. and Morgan Stanley & Co. Incorporated (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 16, 2010 (File No. 001-13293)).

10.9	Joinder Agreement, dated as of May 28, 2010, by and among The Hillman Group, Inc., and the Guarantors named therein (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 16, 2010 (File No. 001-13293)).

Exhibit Number	Description

10.10	Executive Letter Agreement, dated as of April 21, 2010, between The Hillman Group, Inc. and James P. Waters (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 16, 2010 (File No. 001-13293)).

10.11	Executive Letter Agreement, dated as of April 21, 2010, between The Hillman Group, Inc. and Max. W. Hillman, Jr. (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 16, 2010 (File No. 001-13293)).

10.12	Purchase Agreement (in relation to $50,000,000 aggregate principal amount of initial notes), dated as of March 11, 2011, by and among the Hillman Group, Inc., the guarantors listed on Schedule II thereto and the initial purchasers thereunder (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 31, 2011 (File No. 001-13293)).

10.13	OHCP HM Acquisition Corp. 2010 Stock Option Plan, adopted May 28, 2010 (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 15, 2011 (File No. 001-13293)).

10.14	Form of Option Award Agreement – Max Hillman and Richard Hillman (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 15, 2011 (File No. 001-13293)).

10.15	Form of Option Award Agreement – All Recipients (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 15, 2011 (File No. 001-13293)).

10.16	Amendment No. 1 to Credit Agreement, dated as of December 22, 2010, among The Hillman Companies, Inc., The Hillman Group, Inc., OHCP HM Merger Sub Corp., certain subsidiaries of OHCP HM Merger Sub Corp. and Barclays Bank PLC, as Administrative Agent (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed May 13, 2011 (File No. 001-13293)).

10.17	Stock Purchase Agreement, dated as of December 29, 2010, by and among The Hillman Group, Inc., Thomas Rowe and Mary Jennifer Rowe (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 15, 2011 (File No. 001-13293)).

10.18	Development Alliance Agreement, dated as of March 10, 2011, by and among Keyworks-KeyExpress, LLC, The Hillman Group, Inc. and the persons identified as Members on the signature pages thereto (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 15, 2011 (File No. 001-13293)).

10.19	Employment Agreement, dated as of October 11 , 2011 and effective as of October 5, 2011, by and between The Hillman Group, Inc. and Anthony A. Vasconcellos (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed November 2, 2011) (File No. 333-175527)).

10.20	Amendment No. 2 to Credit Agreement, dated as of April 18, 2011, among OHCP HM Acquisition Corp., The Hillman Companies, Inc., The Hillman Group, Inc., the Lenders (as defined in the Credit Agreement), Barclays Bank PLC, as Administrative Agent and, for purposes of Section 6 and 7 thereof, certain subsidiaries of OHCP HM Acquisition Corp., as Guarantors (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed May 13, 2011 (File No. 001-13293)).

Exhibit Number	Description

10.21	Joinder Agreement, dated as of November 4, 2011, by and among Barclays Bank PLC, as a New Lender, The Hillman Companies, Inc., The Hillman Group, Inc., Barclays Bank PLC, as Administrative Agent and, solely for purposes of Sections 17(a) and 17(b) thereof, each other Credit Party party thereto, pursuant to the Credit Agreement, dated as of May 28, 2010 (as amended by Amendment No. 1 to Credit Agreement dated as of December 22, 2010 and Amendment No. 2 to Credit Agreement dated as of April 18, 2011), among OHCP HM Acquisition Corp, The Hillman Companies, Inc. and The Hillman Group, Inc., the banks and other lending institutions from time to time party thereto, and Barclays Bank PLC, as Administrative Agent, Issuing Lender and Swingline Lender (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed November 7, 2011 (File No. 001-13293)).

10.22	Form of Employment Agreement, by and between The Hillman Group, Inc. and Robert J. Lackman (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 26, 2012 (File No. 001-13293)).

10.23	Employment Agreement, by and between The Hillman Group, Inc. and George Heredia, dated April 21, 2010 (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 26, 2012 (File No. 001-13293)).

10.24	Joinder Agreement, dated as of November 7, 2012, by and among Barclays Bank PLC, as a New Lender, The Hillman Companies, Inc., The Hillman Group, Inc., Barclays Bank PLC, as Administrative Agent and, solely for purposes of Sections 18(a) and 18(b) thereof, each other Credit Party party thereto, pursuant to the Credit Agreement, dated as of May 28, 2010 (as amended by Amendment No. 1 to Credit Agreement dated as of December 22, 2010, and Amendment No. 2 to Credit Agreement dated as of April 18, 2011, as modified by the Joinder Agreement, dated as of November 4, 2011, and as amended by Amendment No. 3 to Credit Agreement, dated as of January 25, 2012, and Amendment No. 4 to Credit Agreement, dated as of February 14, 2013), among OHCP HM Acquisition Corp, The Hillman Companies, Inc. and The Hillman Group, Inc., the banks and other lending institutions from time to time party thereto, and Barclays Bank PLC, as Administrative Agent, Issuing Lender and Swingline Lender (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed November 9, 2012 (File No. 001-13293)).

10.25	Purchase Agreement (in relation to $65,000,000 aggregate principal amount of temporary notes and permanent notes), dated as of December 18, 2012, by and between The Hillman Group, Inc. and Barclays Capital Inc., as Initial Purchaser (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed December 24, 2012 (File No. 001-13293)).

10.26	Amendment No. 3 to Credit Agreement, dated as of January 25, 2012, among OHCP HM Acquisition Corp., The Hillman Companies, Inc., The Hillman Group, Inc., the Lenders (as defined in the Credit Agreement), Barclays Bank PLC, as Administrative Agent and, for purposes of Section 5 and 6 thereof, certain subsidiaries of OHCP HM Acquisition Corp., as Guarantors LLC (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

10.27	Amendment No. 4 to Credit Agreement, dated as of February 14, 2013, among OHCP HM Acquisition Corp., The Hillman Companies, Inc., The Hillman Group, Inc., the Lenders (as defined in the Credit Agreement), Barclays Bank PLC, as Administrative Agent and, for purposes of Section 5 and 6 thereof, certain subsidiaries of OHCP HM Acquisition Corp., as Guarantors (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed February 21, 2013 (File No. 001-13293)).

12.1**	Statement of Computation of Ratios of Earnings to Fixed Charges.

21.1**	List of Subsidiaries.

Exhibit Number	Description

23.1***	Consent of KPMG LLP.

23.2***	Consent of Deloitte LLP.

23.3**	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1 to the initial filing of this Registration Statement).

23.4**	Consent of Holland & Knight LLP (included in Exhibit 5.2 to the initial filing of this Registration Statement).

24	Powers of Attorney (included on signature pages of the initial filing of this Registration Statement).

25**	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association to act as trustee under the Indenture.

99.1**	Form of Letter of Transmittal.

99.2**	Form of Notice of Guaranteed Delivery.

*	Filed herewith.
**	Filed in connection with the initial filing of this Registration Statement filed May 28, 2013 (File No. 333-188869).
***	Filed in connection with Amendment No. 1 to the Registration Statement filed July 2, 2013 (File No. 333-188869).

ITEM 22. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant undertakes:

(i)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

A.	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

B.	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

C.	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(ii)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(iii)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(iv)

that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statements as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on July 17, 2013.

THE HILLMAN GROUP, INC.

/S/ ANTHONY A. VASCONCELLOS
Name:	Anthony A. Vasconcellos
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 17th day of July 2013.

Signature	Title

/S/ JAMES P. WATERS James P. Waters	Chief Executive Officer (Principal Executive Officer) and Director

/S/ ANTHONY A. VASCONCELLOS Anthony A. Vasconcellos	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

* Tyler J. Wolfram	Director

* By:	/S/ ANTHONY A. VASCONCELLOS
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on July 17, 2013.

THE HILLMAN COMPANIES, INC.

/S/ ANTHONY A. VASCONCELLOS
Name:	Anthony A. Vasconcellos
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 17th day of July 2013.

Signature	Title

/S/ JAMES P. WATERS James P. Waters	Chief Executive Officer (Principal Executive Officer) and Director

/S/ ANTHONY A. VASCONCELLOS Anthony A. Vasconcellos	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

* Tyler J. Wolfram	Director

* Maurice Andrien	Director

* Robert L. Caulk	Director

* David A. Jones	Director

* Alan J. Lacy	Director

* Kevin M. Mailender	Director

* Max W. Hillman	Director

* By:	/S/ ANTHONY A. VASCONCELLOS
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on July 17, 2013.

HILLMAN INVESTMENT COMPANY

/S/ ANTHONY A. VASCONCELLOS
Name:	Anthony A. Vasconcellos
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 17th day of July 2013.

Signature	Title

/S/ JAMES P. WATERS James P. Waters	Chief Executive Officer (Principal Executive Officer) and Director

/S/ ANTHONY A. VASCONCELLOS Anthony A. Vasconcellos	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

* Tyler J. Wolfram	Director

* Kevin M. Mailender	Director

* By:	/S/ ANTHONY A. VASCONCELLOS
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on July 17, 2013.

SUNSUB C, INC.

/S/ ANTHONY A. VASCONCELLOS
Name:	Anthony A. Vasconcellos
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 17th day of July 2013.

Signature	Title

/S/ JAMES P. WATERS James P. Waters	Chief Executive Officer (Principal Executive Officer) and Director

/S/ ANTHONY A. VASCONCELLOS Anthony A. Vasconcellos	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

* Tyler J. Wolfram	Director

* Kevin M. Mailender	Director

* By:	/S/ ANTHONY A. VASCONCELLOS
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on July 17, 2013.

ALL POINTS INDUSTRIES, INC.

/S/ ANTHONY A. VASCONCELLOS
Name:	Anthony A. Vasconcellos
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 17th day of July 2013.

Signature	Title

/S/ JAMES P. WATERS James P. Waters	Chief Executive Officer (Principal Executive Officer) and Director

/S/ ANTHONY A. VASCONCELLOS Anthony A. Vasconcellos	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

* Kevin M. Mailender	Director

* By:	/S/ ANTHONY A. VASCONCELLOS
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on July 17, 2013.

PAULIN INDUSTRIES INC.

/S/ ANTHONY A. VASCONCELLOS
Name:	Anthony A. Vasconcellos
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 17th day of July 2013.

Signature	Title

/S/ JAMES P. WATERS James P. Waters	Chief Executive Officer (Principal Executive Officer) and Director

/S/ ANTHONY A. VASCONCELLOS Anthony A. Vasconcellos	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

* By:	/S/ ANTHONY A. VASCONCELLOS
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on July 17, 2013.

HILLMAN GROUP GP1, LLC

/S/ ANTHONY A. VASCONCELLOS
Name:	Anthony A. Vasconcellos
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 17th day of July 2013.

Signature	Title

/S/ JAMES P. WATERS James P. Waters	Chief Executive Officer (Principal Executive Officer) and Board Member

/S/ ANTHONY A. VASCONCELLOS Anthony A. Vasconcellos	Chief Financial Officer, Treasurer and Board Member (Principal Financial and Accounting Officer)

* Douglas D. Roberts	Board Member

* By:	/S/ ANTHONY A. VASCONCELLOS
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on July 17, 2013.

HILLMAN GROUP GP2, LLC

/S/ ANTHONY A. VASCONCELLOS
Name:	Anthony A. Vasconcellos
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 17th day of July 2013.

Signature	Title

/S/ JAMES P. WATERS James P. Waters	Chief Executive Officer (Principal Executive Officer) and Board Member

/S/ ANTHONY A. VASCONCELLOS Anthony A. Vasconcellos	Chief Financial Officer, Treasurer and Board Member (Principal Financial and Accounting Officer)

* Douglas D. Roberts	Board Member

* By:	/S/ ANTHONY A. VASCONCELLOS
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

2.1	Arrangement Agreement, dated December 17, 2012, by and between The Hillman Companies, Inc. and H. Paulin & Co., Limited (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed December 19, 2012 (File No. 001-13293)).

3.1	Amended and Restated By-laws of The Hillman Companies, Inc. (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed June 4, 2010 (File No. 001-13293)).

3.2	Second Amended and Restated Certificate of Incorporation of The Hillman Companies, Inc. (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed June 4, 2010 (File No. 001-13293)).

3.3	Certificate of Incorporation of The Hillman Group, Inc., as amended (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed October 27, 2010) (File No. 333-170168)).

3.4	By-laws of The Hillman Group, Inc. (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed October 27, 2010) (File No. 333-170168)).

3.5	Certificate of Incorporation of Hillman Investment Company, as amended (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed October 27, 2010) (File No. 333-170168)).

3.6	By-Laws of Hillman Investment Company (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed October 27, 2010) (File No. 333-170168)).

3.7	Certificate of Incorporation of SunSub C Inc., as amended (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed October 27, 2010) (File No. 333-170168)).

3.8	By-laws of SunSub C Inc. (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed October 27, 2010) (File No. 333-170168)).

3.9	Articles of Incorporation of All Points Industries, Inc. (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed October 27, 2010) (File No. 333-170168)).

3.10	By-laws of All Points Industries, Inc. (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed October 27, 2010) (File No. 333-170168)).

3.11	Amended and Restated Certificate of Incorporation of Hillman Investment Company (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed July 13, 2011) (File No. 333-175527)).

3.12	Certificate of Formation of Hillman Group GP1, LLC (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

3.13	Limited Liability Company Agreement of Hillman Group GP1, LLC (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

3.14	Certificate of Formation of Hillman Group GP2, LLC (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

3.15	Limited Liability Company Agreement of Hillman Group GP2, LLC (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

3.16	Certificate of Incorporation of Paulin Industries Inc. (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

Exhibit Number	Description

3.17	By-Laws of Paulin Industries Inc. (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

4.1	Indenture governing the 10.875% Senior Notes due 2018, dated as of May 28, 2010, by and among The Hillman Group, Inc., each of the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 16, 2010 (File No. 001-13293)).

4.2	Form of Exchange Note (included as Exhibit A1 of Exhibit 4.10 of this Registration Statement).

4.3	Registration Rights Agreement, dated as of May 28, 2010, by and among The Hillman Group, Inc., the Guarantors listed on Schedule I thereto, Barclays Capital Inc. and Morgan Stanley & Co. Incorporated (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 16, 2010 (File No. 001-13293)).

4.4	First Supplemental Indenture governing the Permanent 10.875% Senior Notes due 2018, dated December 29, 2010, by and among The Hillman Group, Inc., the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 31, 2011 (File No. 001-13293)).

4.5	Registration Rights Agreement, dated March 16, 2011, by and among The Hillman Group, Inc., the Guarantors listed on Schedule I thereto, Barclays Capital Inc. and Morgan Stanley & Co. Incorporated (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed August 16, 2010 (File No. 001-13293)).

4.6	Second Supplemental Indenture governing the Permanent 10.875% Senior Notes due 2018, dated April 1, 2011, by and among The Hillman Group, Inc., the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed May 3, 2011 (File No. 001-13293)).

4.7	Indenture governing the Temporary 10.875% Senior Notes due 2018, dated December 21, 2012, by and among The Hillman Group, Inc., each of the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed December 24, 2012 (File No. 001-13293)).

4.8	Registration Rights Agreement, dated December 21, 2012, by and among The Hillman Group, Inc., the Guarantors listed on Schedule I thereto and Barclays Capital Inc. (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed December 24, 2012 (File No. 001-13293)).

4.9	First Supplemental Indenture governing the Temporary 10.875% Senior Notes due 2018, dated as of February 5, 2013, by and among Hillman Group GP1, LLC, Hillman Group GP2, LLC, The Hillman Group, Inc., the other Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

4.10	Third Supplemental Indenture governing the Permanent 10.875% Senior Notes due 2018, dated as of February 5, 2013, by and among Hillman Group GP1, LLC, Hillman Group GP2, LLC, The Hillman Group, Inc., the other Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

4.11	Fourth Supplemental Indenture governing the Permanent 10.875% Senior Notes due 2018, dated as of February 19, 2013, by and among Paulin Industries Inc., The Hillman Group, Inc., the other Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

4.12*	Fifth Supplemental Indenture governing the Permanent 10.875% Senior Notes due 2018, dated as of July 17, 2013, by and among The Hillman Group, Inc., the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

Exhibit Number	Description

5.1**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.

5.2**	Opinion of Holland & Knight.

8.1**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.

10.1	The Hillman Companies, Inc. Nonqualified Deferred Compensation Plan (amended and restated), effective as of January 1, 2003 (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed November 15, 2004 (File No. 001-13293)).

10.2	First Amendment to The Hillman Companies, Inc. Nonqualified Deferred Compensation Plan, as of March 30, 2004 (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed November 15, 2004 (File No. 001-13293)).

10.3	Supply Agreement, dated January 5, 2006, between The SteelWorks Corporation and The Hillman Group, Inc. (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed January 11, 2006 (File No. 001-13293)).

10.4	Amended and Restated Employment Agreement, dated December 21, 2008, by and between The Hillman Group, Inc. and Max W. Hillman (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 26, 2010 (File No. 001-13293)).

10.5	Amended and Restated Employment Agreement, dated December 21, 2008, by and between The Hillman Group, Inc. and James P. Waters (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 26, 2010 (File No. 001-13293)).

10.6	Credit Agreement, dated as of May 28, 2010, among OHCP HM Acquisition Corp., OHCP HM Merger Sub Corp., The Hillman Companies, Inc., Hillman Investment Company, The Hillman Group, Inc., the lenders from time to time party hereto, Barclays Bank PLC, as Administrative Agent, Issuing Lender and Swingline Lender, Barclays Capital and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Syndication Agents, Barclays Capital, Morgan Stanley Senior Funding, Inc. and GE Capital Markets, Inc. as Joint Bookrunners and General Electric Capital Corporation, as Documentation Agent (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 16, 2010 (File No. 001-13293)).

10.7	Borrower Assumption Agreement, dated as of June 1, 2010, among The Hillman Companies, Inc., The Hillman Group Inc. and Barclays Bank plc, as Administrative Agent and Collateral Agent (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies Inc., filed August 16, 2010 (File No. 001-13293)).

10.8	Purchase Agreement (in relation to $150,000,000 aggregate principal amount of the initial notes), dated as of May 18, 2010, by and among The Hillman Group, Inc., Hillman Investment Company, the Hillman Companies, Inc., All Points Industries, Inc., SunSub C Inc., Barclays Capital Inc. and Morgan Stanley & Co. Incorporated (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 16, 2010 (File No. 001-13293)).

10.9	Joinder Agreement, dated as of May 28, 2010, by and among The Hillman Group, Inc., and the Guarantors named therein (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 16, 2010 (File No. 001-13293)).

10.10	Executive Letter Agreement, dated as of April 21, 2010, between The Hillman Group, Inc. and James P. Waters (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 16, 2010 (File No. 001-13293)).

10.11	Executive Letter Agreement, dated as of April 21, 2010, between The Hillman Group, Inc. and Max. W. Hillman, Jr. (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 16, 2010 (File No. 001-13293)).

Exhibit Number	Description

10.12	Purchase Agreement (in relation to $50,000,000 aggregate principal amount of initial notes), dated as of March 11, 2011, by and among the Hillman Group, Inc., the guarantors listed on Schedule II thereto and the initial purchasers thereunder (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 31, 2011 (File No. 001-13293)).

10.13	OHCP HM Acquisition Corp. 2010 Stock Option Plan, adopted May 28, 2010 (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 15, 2011 (File No. 001-13293)).

10.14	Form of Option Award Agreement – Max Hillman and Richard Hillman (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 15, 2011 (File No. 001-13293)).

10.15	Form of Option Award Agreement – All Recipients (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 15, 2011 (File No. 001-13293)).

10.16	Amendment No. 1 to Credit Agreement, dated as of December 22, 2010, among The Hillman Companies, Inc., The Hillman Group, Inc., OHCP HM Merger Sub Corp., certain subsidiaries of OHCP HM Merger Sub Corp. and Barclays Bank PLC, as Administrative Agent (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed May 13, 2011 (File No. 001-13293)).

10.17	Stock Purchase Agreement, dated as of December 29, 2010, by and among The Hillman Group, Inc., Thomas Rowe and Mary Jennifer Rowe (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 15, 2011 (File No. 001-13293)).

10.18	Development Alliance Agreement, dated as of March 10, 2011, by and among Keyworks-KeyExpress, LLC, The Hillman Group, Inc. and the persons identified as Members on the signature pages thereto (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed August 15, 2011 (File No. 001-13293)).

10.19	Employment Agreement, dated as of October 11 , 2011 and effective as of October 5, 2011, by and between The Hillman Group, Inc. and Anthony A. Vasconcellos (incorporated by reference to the registration statement on Form S-4 of the Hillman Group, Inc., filed November 2, 2011) (File No. 333-175527)).

10.20	Amendment No. 2 to Credit Agreement, dated as of April 18, 2011, among OHCP HM Acquisition Corp., The Hillman Companies, Inc., The Hillman Group, Inc., the Lenders (as defined in the Credit Agreement), Barclays Bank PLC, as Administrative Agent and, for purposes of Section 6 and 7 thereof, certain subsidiaries of OHCP HM Acquisition Corp., as Guarantors (incorporated by reference to the quarterly report on Form 10-Q of The Hillman Companies, Inc., filed May 13, 2011 (File No. 001-13293)).

10.21	Joinder Agreement, dated as of November 4, 2011, by and among Barclays Bank PLC, as a New Lender, The Hillman Companies, Inc., The Hillman Group, Inc., Barclays Bank PLC, as Administrative Agent and, solely for purposes of Sections 17(a) and 17(b) thereof, each other Credit Party party thereto, pursuant to the Credit Agreement, dated as of May 28, 2010 (as amended by Amendment No. 1 to Credit Agreement dated as of December 22, 2010 and Amendment No. 2 to Credit Agreement dated as of April 18, 2011), among OHCP HM Acquisition Corp, The Hillman Companies, Inc. and The Hillman Group, Inc., the banks and other lending institutions from time to time party thereto, and Barclays Bank PLC, as Administrative Agent, Issuing Lender and Swingline Lender (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed November 7, 2011 (File No. 001-13293)).

10.22	Form of Employment Agreement, by and between The Hillman Group, Inc. and Robert J. Lackman (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 26, 2012 (File No. 001-13293)).

Exhibit Number	Description

10.23	Employment Agreement, by and between The Hillman Group, Inc. and George Heredia, dated April 21, 2010 (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 26, 2012 (File No. 001-13293)).

10.24	Joinder Agreement, dated as of November 7, 2012, by and among Barclays Bank PLC, as a New Lender, The Hillman Companies, Inc., The Hillman Group, Inc., Barclays Bank PLC, as Administrative Agent and, solely for purposes of Sections 18(a) and 18(b) thereof, each other Credit Party party thereto, pursuant to the Credit Agreement, dated as of May 28, 2010 (as amended by Amendment No. 1 to Credit Agreement dated as of December 22, 2010, and Amendment No. 2 to Credit Agreement dated as of April 18, 2011, as modified by the Joinder Agreement, dated as of November 4, 2011, and as amended by Amendment No. 3 to Credit Agreement, dated as of January 25, 2012, and Amendment No. 4 to Credit Agreement, dated as of February 14, 2013), among OHCP HM Acquisition Corp, The Hillman Companies, Inc. and The Hillman Group, Inc., the banks and other lending institutions from time to time party thereto, and Barclays Bank PLC, as Administrative Agent, Issuing Lender and Swingline Lender (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed November 9, 2012 (File No. 001-13293)).

10.25	Purchase Agreement (in relation to $65,000,000 aggregate principal amount of temporary notes and permanent notes), dated as of December 18, 2012, by and between The Hillman Group, Inc. and Barclays Capital Inc., as Initial Purchaser (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed December 24, 2012 (File No. 001-13293)).

10.26	Amendment No. 3 to Credit Agreement, dated as of January 25, 2012, among OHCP HM Acquisition Corp., The Hillman Companies, Inc., The Hillman Group, Inc., the Lenders (as defined in the Credit Agreement), Barclays Bank PLC, as Administrative Agent and, for purposes of Section 5 and 6 thereof, certain subsidiaries of OHCP HM Acquisition Corp., as Guarantors LLC (incorporated by reference to the annual report on Form 10-K of The Hillman Companies, Inc., filed March 29, 2013 (File No. 001-13293)).

10.27	Amendment No. 4 to Credit Agreement, dated as of February 14, 2013, among OHCP HM Acquisition Corp., The Hillman Companies, Inc., The Hillman Group, Inc., the Lenders (as defined in the Credit Agreement), Barclays Bank PLC, as Administrative Agent and, for purposes of Section 5 and 6 thereof, certain subsidiaries of OHCP HM Acquisition Corp., as Guarantors (incorporated by reference to the current report on Form 8-K of The Hillman Companies, Inc., filed February 21, 2013 (File No. 001-13293)).

12.1**	Statement of Computation of Ratios of Earnings to Fixed Charges.

21.1**	List of Subsidiaries.

23.1***	Consent of KPMG LLP.

23.2***	Consent of Deloitte LLP.

23.3**	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1 to the initial filing of this Registration Statement).

23.4**	Consent of Holland & Knight LLP (included in Exhibit 5.2 to the initial filing of this Registration Statement).

24	Powers of Attorney (included on signature pages of the initial filing of this Registration Statement).

25**	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association to act as trustee under the Indenture.

99.1**	Form of Letter of Transmittal.

99.2**	Form of Notice of Guaranteed Delivery.

*	Filed herewith.
**	Filed in connection with the initial filing of this Registration Statement filed May 28, 2013 (File No. 333-188869).
***	Filed in connection with Amendment No. 1 to the Registration Statement filed on July 2, 2013 (File No. 333-188869).